Exhibit 5.3

[LETTERHEAD OF JONES & SMITH LAW FIRM, LLC]

December 3, 2013

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

303 West Madison Street, Suite 2400

Chicago, Illinois 60606

Re:	Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital
Corporation, Exhibit 5 Opinion for New Mexico Guarantors to Form S-4
Registration Statement for Exchange Offer of 6% Senior Notes Due 2021

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-4 (Registration No. 333-192013) initially filed on October 31, 2013 by: (i) Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership (the “Partnership”); (ii) Aviv Healthcare Capital Corporation, a Delaware corporation (together with the Partnership, the “Issuers”); (iii) Aviv REIT, Inc., a Maryland corporation and general partner of the Partnership (the “Parent”); and (iv) subsidiaries of the Partnership listed on the “Table of Co-Registrants” in the Registration Statement (including those listed on Schedule I hereto) (together with the Parent, the “Guarantors”); and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), as such Registration Statement is now or hereafter amended by any amendment filed by the Issuers with the Commission before the issuance of the Exchange Notes described in the Registration Statement (collectively, the “Registration Statement”). The Registration Statement relates to the registration, as more fully described in the Registration Statement, of $250,000,000 aggregate principal amount of the Issuers’ freely tradable 6% Senior Notes due 2021 (the “Exchange Notes”), which are to be offered in exchange for an equivalent aggregate principal amount of the Issuers’ outstanding unregistered 6% Senior Notes due 2021 (the “Old Notes”). The Old Notes are guaranteed by the Guarantors (the “Old Note Guarantees”), and according to the Registration Statement, each of the Guarantors will guarantee on a full and unconditional basis the obligations of the Issuers under the 6% Senior Notes due 2021 (the “Exchange Note Guarantees”). The Old Notes that are accepted in exchange for Exchange Notes will be cancelled and retired.

As described in the Registration Statement, the Old Notes and the Old Note Guarantees are, and the Exchange Notes and the Exchange Note Guarantees will be, governed by the Indenture, dated as of October 16, 2013, among the Issuers, the Guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (referred to hereafter as the “Indenture”).

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

December 3, 2013

This letter is being delivered in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K, each under the Securities Act, regarding whether certain New Mexico Guarantors, as defined below, are validly existing under the laws of the state of New Mexico, and whether the New Mexico Guarantors have duly authorized the Indenture.

In rendering the opinions expressed below, we have examined and relied on copies of the Registration Statement initially filed on October 31, 2013 and the applicable exhibits filed therewith; the Indenture; and the resolutions adopted by the sole member of each “New Mexico Guarantor” (as hereafter defined in this letter), which resolutions are set forth in the Written Consent of the Sole Member of Aviv Financing I, L.L.C., a Delaware limited liability company, dated October 10, 2013, and the Written Consent of the Sole Member of Aviv Financing IV, L.L.C., a Delaware limited liability company, dated October 10, 2013 (collectively, the “Resolutions”). We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for the opinions expressed in this letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons, the conformity with the original documents of any copies thereof submitted to us for our examination, and the accuracy and completeness of all public records reviewed.

With your permission, as to questions of fact material to this opinion, we have relied on the Registration Statement, the exhibits thereto, the Indenture, and the Resolutions without independent verification as to any facts referenced in those documents. We have made no independent investigation of the warranties and representations made by each Guarantor in the Registration Statement, the Indenture, or in any related documents. We have not examined the internal files of each of the Guarantors, and we have made no special inquiry of each of the Guarantors other than obtaining a Guarantor’s Certificate, dated on or before the date of this letter, from each of the “New Mexico Guarantors” (as hereafter defined in this letter), and we have assumed that all representations made by or on behalf of each New Mexico Guarantor in the Guarantor’s Certificate that has been provided to us are accurate and complete. Except as specifically identified in this letter, we have not been retained or engaged to perform, and we have not performed, any independent review or investigation of: (a) any agreement or instrument to which any of the Guarantors may be a party or by which any of the Guarantors or any property owned by any of the Guarantors may be bound, or (b) any order of any governmental or public body or authority to which any of the Guarantors may be subject.

Based on and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth in this letter, we are of the opinion that:

1.	Each Guarantor listed on Schedule I hereto under the caption “New Mexico Guarantors” (each hereafter referred to individually as a “New Mexico Guarantor” and collectively as the “New Mexico Guarantors”) is a limited liability company validly existing and in good standing under the laws of the State of New Mexico.

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

December 3, 2013

2.	Each of the New Mexico Guarantors has duly authorized the Indenture (including Exchange Note Guarantees as set forth in Article Ten of the Indenture).

The foregoing opinions are subject to the following qualifications, exceptions, assumptions and limitations:

A.	The foregoing opinions are limited to matters arising under the Limited Liability Company Act, Chapter 53, Article 19, NMSA 1978, as amended, of the state of New Mexico and other applicable laws of the state of New Mexico, currently in effect, and we express no opinion as to any other federal, state, or local rules, regulations, or laws, without limitation.

B.	With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth in this letter (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth in this letter, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument, provided that we make no such assumption insofar as any of the foregoing matters relate to any New Mexico Guarantor, and (ii) such Instrument has been duly authorized, executed and delivered by, and was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of each party thereto, provided that we make no such assumption with respect to the authorization of the Indenture by each New Mexico Guarantor.

C.	We express no opinion with respect to any matter whatsoever relating to the enforceability of any Instrument including, without limitation, title to any property, liens, security interests, value of collateral, adequacy of consideration, mutual mistake of fact, fraud, duress, undue influence, usage of trade or course of prior dealing, jurisdiction, venue, choice of law, the financial status of each New Mexico Guarantor, the ability of each New Mexico Guarantor to meet its obligations under any Instrument, bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to judicial discretion and general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing, unconscionability, breach of the peace, public policy, and the possible unavailability of specific performance or injunctive relief.

We assume no obligation to supplement the opinions set forth in this letter if any applicable laws change after the date of this opinion, or if we become aware of any facts that might change the opinions expressed above after the date of the opinions set forth in this letter.

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

December 3, 2013

The opinions set forth in this letter are provided to you as a legal opinion only, and not as a guaranty or warranty of the matters discussed in this letter. Our opinions set forth in this letter are limited to the matters expressly stated in this letter, and no other opinions may be implied or inferred.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules or regulations promulgated by the Commission thereunder.

Very truly yours,

JONES & SMITH LAW FIRM, LLC

By	/s/ Donald L. Jones
Donald L. Jones

SCHEDULE I

New Mexico Guarantors

Alamogordo Aviv, L.L.C., a New Mexico limited liability company

Clayton Associates, L.L.C., a New Mexico limited liability company

N.M. Bloomfield Three Plus One Limited Company, a New Mexico limited liability company

N.M. Espanola Three Plus One Limited Company, a New Mexico limited liability company

N.M. Lordsburg Three Plus One Limited Company, a New Mexico limited liability company

N.M. Silver City Three Plus One Limited Company, a New Mexico limited liability company

Raton Property Limited Company, a New Mexico limited liability company